EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Gerald McIlhargey, Chief Executive Officer of St. Joseph, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that this Annual Report on Form 10-K for the fiscal year ended December 31, 2011, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Annual Report on Form 10-K for the fiscal year ended December 31, 2011, fairly presents, in all material respects, the financial condition and results of operations of St. Joseph, Inc.

By:	/s/ GERALD MCILHARGEY

Name: Gerald McIlhargey

Title: Chief Executive Officer and President

Date: March 30, 2012